Exhibit 10.4

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) is made this 21st day of February, 2014, by and between SPC CONDO LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), and IREIT LITTLE ROCK PARK AVENUE, L.L.C., a Delaware limited liability company (“Assignee”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1. Assignment of Leases. Assignor hereby assigns, transfers, sets over and conveys to Assignees all of its right, title and interest as landlord under all leases (“Leases”) pertaining to the real property described on Exhibit “A” hereto. A list of the tenants (which may be under their trade name or fictitious name) for the Leases is attached to this Assignment as Exhibit “B.”

2. Acceptance of Assignment of Lease. Assignee accepts the assignment of the Leases, assumes the obligations of landlord or lessor arising under the Leases on or after the date of this Assignment, and agrees to perform all obligations of landlord under the Leases.

3. Indemnification. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) caused by the failure of Assignor to pay or perform in a timely manner any obligation required to be paid or performed by the landlord under the Leases prior to the date of this Assignment, including, without limitation, all reconciliation claims for calendar year 2013 and calendar years prior to the date of this Assignment; and Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) caused by the failure of Assignee to pay or perform in a timely manner any obligation required to be paid or performed by the landlord under the Leases on or after the date of this Assignment, including, without limitation, all reconciliation claims for calendar year 2014 and subsequent years.

4. General Provisions. This Assignment may be signed in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument. Facsimile copies of this Assignment shall have the same effect as originals. This Assignment shall be governed in accordance with the laws of the State of Arkansas, without giving effect to the conflicts of laws principles thereunder. Jurisdiction for any legal proceeding related to this Assignment shall lie only in the applicable State and Federal courts located in Pulaski County, Arkansas. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assignors.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

Assignor:

SPC CONDO LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Condo GP, LLC, a Delaware limited liability company, Its general partner

	By:	/s/ M. Adam Richey
M. Adam Richey,
Manager

Assignee:

IREIT LITTLE ROCK PARK AVENUE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Title:	Treasurer and Chief Accounting Officer

EXHIBIT “A”

to

Assignment of Leases

Description of Real Property

Retail Unit (First Floor) of SPC Park Avenue Horizontal Property Regime in the City of Little Rock, Pulaski County, Arkansas, and any and all rights entitled thereto into the common elements of said Horizontal Property Regime, as established by Master Deed recorded as Instrument Number 2012084362, records of Pulaski County, Arkansas.

EXHIBIT “B”

TO

ASIGNMENT OF LEASES

list of leases

1.	Shopping Center Lease, dated November 9, 2011, made and entered into by and between SPC Park Avenue Limited Partnership, as assigned to SPC Condo Limited Partnership and Oklahoma City Bakery, Inc.
2.	Shopping Center Lease, dated May 17, 2012, made and entered into by and between SPC Park Avenue Limited Partnership, as assigned to SPC Condo Limited Partnership and Sprint Spectrum, L.P.
3.	Shopping Center Lease, dated October 9, 2013, made and entered into by and between SPC Condo Limited Partnership and Newk's Holding Company, LLC.

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